CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated February 23, 2023, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Origin Materials, Inc. on Form 10-K for the year ended December 31, 2022. We consent to the incorporation by reference of said reports in the Registration Statements of Origin Materials, Inc. on Forms S-8 (File No. 333-259147 and File No. 333-264798).

/s/ GRANT THORNTON LLP
San Jose, California
February 23, 2023